UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2008

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 635-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On August 11, 2008, U.S. Shipping Partners L.P. (the “Partnership”) announced its results of operations for its second quarter ended June 30, 2008. A copy of the press release issued by the Partnership related thereto is furnished herewith as Exhibit 99.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, the Partnership announced that it named Ronald O’Kelley as its new President and Chief Executive Officer. Mr. Paul Gridley, who has served as the Partnership’s chairman and chief executive officer, has relinquished his role as Chief Executive Officer, although he will remain as Chairman of the Board of Directors. Compensation arrangements for Mr. O’Kelley are being finalized. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Title

99.1	Press Release of U.S. Shipping Partners, L.P. dated August 11, 2008 announcing second quarter financial results

99.2	Press release on announcement that U.S. Shipping Partners L. P. named Ronald O’Kelley as its new President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.
By: US Shipping General Partner LLC,
its general partner
By:	/s/ Albert E. Bergeron

Name:	Albert E. Bergeron
Title:	Vice President—Chief Financial Officer
(principal financial and accounting officer)
Date: August 11, 2008